Exhibit 99.1

HOMESTEAD BANK

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY [    ], 2006

The undersigned shareholder of Homestead Bank (the “Bank”) hereby appoints Heyward Horton and Dale E. Johnson as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Bank which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Meeting”) to be held at [                    ], Georgia [                    ] on [                    ], July [    ], 2006 and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the proxy statement-prospectus relating to the Meeting (the “Proxy Statement”), receipt of which is hereby acknowledged.

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1.    To approve and adopt an agreement and plan of reorganization, dated April 19, 2006, between Security Bank Corporation (“Security”) and the Bank, and to be joined by SBKC Interim Bank (“Interim”) pursuant to which Security will acquire the Bank through the merger of the Bank with and into Interim.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

2.    In the discretion of the proxies on such other matters that are unknown to the Bank’s board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Meeting or any adjournment(s) thereof.

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PLEASE TURN THIS PROXY FORM OVER AND SIGN IT ON THE REVERSE SIDE.

[REVERSE SIDE OF PROXY FORM]

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the proposal listed hereon. Discretionary authority is hereby conferred as to all other matters that are unknown to the Bank’s board of directors as of a reasonable time prior to the date of the solicitation and are properly brought before the Meeting .

Dated: , 2006
(Be sure to date your Proxy)

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope.

PLEASE RETURN PROXY AS SOON AS POSSIBLE